Exhibit 99.1

925 North Eldridge Parkway Houston, TX 77079 Media Relations: 281-293-1149 www.conocophillips.com/media

NEWS RELEASE	Sept. 3, 2024

ConocoPhillips appoints Nelda J. Connors to its board of directors

HOUSTON – ConocoPhillips (NYSE: COP) today announced that its board of directors has elected Ms. Nelda J. Connors to serve as a board member.

Ms. Connors has more than 25 years of experience in the industrial and manufacturing industries. In 2011, she founded Pine Grove Holdings, LLC, where she currently serves as chair and chief executive officer, overseeing investments in small- and mid-sized businesses with a high engineering component. Prior to founding Pine Grove Holdings, Ms. Connors served as president and chief executive officer of Atkore International Group, Inc., from 2008 to 2010 while Atkore was a division of Tyco International, and from 2010 to 2011 following Atkore’s spin-off as a separate, privately held entity. Ms. Connors has also held various managerial positions for Eaton Corporation, a diversified industrial manufacturer, and various executive and managerial roles in the automotive industry.

“It is an honor to welcome Nelda to the ConocoPhillips board of directors,” said Ryan Lance, chairman and chief executive officer. “Nelda is a proven leader who brings valuable expertise in operational excellence and corporate finance. Her contributions will help advance all aspects of our Triple Mandate to meet energy transition pathway demand, generate competitive returns on and of capital, and progress toward our net-zero operational greenhouse gas emissions ambition.”

Ms. Connors currently serves on the boards of Carnival Corporation and Carnival plc, Otis Worldwide Corporation and Zebra Technologies Corporation.

Ms. Connors will serve on the Audit and Finance Committee and Public Policy and Sustainability Committee of the ConocoPhillips board.

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About ConocoPhillips

ConocoPhillips is one of the world’s leading exploration and production companies based on both production and reserves, with a globally diversified asset portfolio. Headquartered in Houston, Texas, ConocoPhillips had operations and activities in 13 countries, $96 billion of total assets, and approximately 10,200 employees at June 30, 2024. Production averaged 1,923 MBOED for the six months ended June 30, 2024, and proved reserves were 6.8 BBOE as of Dec. 31, 2023. For more information, go to www.conocophillips.com.

Contacts

Dennis Nuss (media)

281-293-1149

dennis.nuss@conocophillips.com

Investor Relations

281-293-5000

investor.relations@conocophillips.com

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

This news release contains forward-looking statements as defined under the federal securities laws. Forward-looking statements relate to future events, plans and anticipated results of operations, business strategies, and other aspects of our operations or operating results. Words and phrases such as “ambition,” “anticipate,” “estimate,” “believe,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and other similar words can be used to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future performance and involve certain risks, uncertainties and other factors beyond our control. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in the forward-looking statements. Factors that could cause actual results or events to differ materially from what is presented include changes in commodity prices, including a prolonged decline in these prices relative to historical or future expected levels; global and regional changes in the demand, supply, prices, differentials or other market conditions affecting oil and gas, including changes resulting from any ongoing military conflict, including the conflicts in Ukraine and the Middle East, and the global response to such conflict, security threats on facilities and infrastructure, or from a public health crisis or from the imposition or lifting of crude oil production quotas or other actions that might be imposed by OPEC and other producing countries and the resulting company or third-party actions in response to such changes; insufficient liquidity or other factors, such as those listed herein, that could impact our ability to repurchase shares and declare and pay dividends such that we suspend our share repurchase program and reduce, suspend, or totally eliminate dividend payments in the future, whether variable or fixed; changes in expected levels of oil and gas reserves or production; potential failures or delays in achieving expected reserve or production levels from existing and future oil and gas developments, including due to operating hazards, drilling risks or unsuccessful exploratory activities; unexpected cost increases, inflationary pressures or technical difficulties in constructing, maintaining or modifying company facilities; legislative and regulatory initiatives addressing global climate change or other environmental concerns; public health crises, including pandemics (such as COVID-19) and epidemics and any impacts or related company or government policies or actions; investment in and development of competing or alternative energy sources; potential failures or delays in delivering on our current or future low-carbon strategy, including our inability to develop new technologies; disruptions or interruptions impacting the transportation for our oil and gas production; international monetary conditions and exchange rate fluctuations; changes in international trade relationships or governmental policies, including the imposition of price caps, or the imposition of trade restrictions or tariffs on any materials or products (such as aluminum and steel) used in the operation of our business, including any sanctions imposed as a result of any ongoing military conflict, including the conflicts in Ukraine and the Middle East; our ability to collect payments when due, including our ability to collect payments from the government of Venezuela or PDVSA; our ability to complete the proposed acquisition of Marathon Oil Corporation (Marathon Oil) or any other announced or any other future dispositions or acquisitions on time, if at all; the possibility that regulatory approvals, consents or authorizations for the Marathon Oil acquisition or any other announced or any other future dispositions or acquisitions will not be received on a timely basis, if at all, or that such approvals may be subject to conditions neither we nor Marathon Oil anticipated or may require modification to the terms of the transactions or our remaining business; business disruptions relating to the Marathon Oil acquisition or following any other announced or other future dispositions or acquisitions, including the diversion of management time and attention; the ability to deploy net proceeds from our announced or any future dispositions in the manner and timeframe we anticipate, if at all; the satisfaction of closing conditions on a timely basis or at all or the failure of the Marathon Oil acquisition to close for any other reason or to close on anticipated terms; our ability to successfully integrate Marathon Oil’s business and technologies, which may result in the combined company not operating as effectively and efficiently as expected; our ability to achieve the expected benefits and synergies from the Marathon Oil acquisition in a timely manner, or at all; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation, including litigation related directly or indirectly to our transaction with Concho Resources Inc.; the impact of competition and consolidation in the oil and gas industry; limited access to capital or insurance or significantly higher cost of capital or insurance related to illiquidity or uncertainty in the domestic or international financial markets or investor sentiment; general domestic and international economic and political conditions or developments, including as a result of any ongoing military conflict, including the conflicts in Ukraine and the Middle East; changes in fiscal regime or tax, environmental and other laws applicable to our business; and disruptions resulting from accidents, extraordinary weather events, civil unrest, political events, war, terrorism, cybersecurity threats or information technology failures, constraints or disruptions; and other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission. Unless legally required, ConocoPhillips expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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